Exhibit 23.2

               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form S-8 No. 333-
67055; Form S-8 No. 333-20229; Form S-8 No. 333-58843; Form
S-8 No. 333-32140; Form S-8 No. 333-37894; Form S-8 No. 333-
01528; Form S-8 No. 333-30871; Form S-8 No. 333-58845; Form
S-3 No. 333-30232 and Form S-3 No. 333-52702) of Vertex
Interactive, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Vertex Interactive, Inc. as of September 30, 2001 and for the years ended September 30, 2001 and 2000, included in this Annual Report (Form 10-K) for the period ended September 30, 2002.

                              /s/Ernst & Young LLP
MetroPark, New Jersey
July 31, 2003